Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

For Immediate Release

Monday, October 23, 2006

APOGEE ENTERPRISES REAFFIRMS GUIDANCE IN ADVANCE OF INVESTOR MEETINGS;

APOGEE EVP ANNOUNCES PLANS TO LEAVE THE COMPANY

MINNEAPOLIS, MN (October 23, 2006) – Apogee Enterprises, Inc. (Nasdaq: APOG) announced it is reaffirming its existing fiscal year 2007 earnings guidance, in advance of upcoming meetings with investors in several cities. For the full year, Apogee continues to expect earnings of $0.88 to $0.94 per share on revenue growth of 13 to 17 percent. The company’s third quarter ends December 2, 2006. Apogee develops and delivers value-added glass products and services for the architectural, large-scale optical and automotive industries.

Apogee also announced that Michael B. Clauer, executive vice president (EVP), will be leaving the company effective December 31, 2006; in the interim, he will be transitioning his responsibilities for several Apogee businesses.

“Mike has made significant contributions to Apogee during his six years with the company, ranging from strategy development and execution to improved performance and growth of individual company businesses,” said Russell Huffer, Apogee chairman and chief executive officer. “Mike will be leaving the businesses he is responsible for in good positions to meet our strategic objectives for revenue and earnings growth.” Huffer said Apogee will conduct a search to fill Clauer’s position.

Clauer joined Apogee in November 2000 as EVP and chief financial officer (CFO). In February 2004, he was promoted from the CFO role and given responsibility for three architectural segment business units and the large-scale optical segment as EVP.

“We’ve achieved several major accomplishments over the past six years – our team has improved the financial health of Apogee, repositioned the company to focus on the architectural and picture framing markets, and significantly improved performance in operations,” said Clauer. “Our efforts are reflected in Apogee’s results. I believe the company is well positioned for continued success.”

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

The discussion above, including all statements in the Outlook section, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the North American commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully utilize production capacity; and v) construction and ramp-up to full production of the announced third Viracon plant in a timely and cost-efficient manner; (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix; and iv) ability to utilize manufacturing facilities; and (C) the auto glass segment: i) transition of markets served as Viracon/Curvlite focuses on selling to aftermarket manufacturers following the end of its long-term supply agreement with PPG Industries in the second quarter of fiscal 2006; ii) changes in market dynamics; iii) market seasonality; iv) highly competitive, fairly mature industry; and v) performance of the PPG Auto Glass, LLC joint venture. Additional factors include: i) revenue and operating results that are volatile; ii) self-insurance risk related to a material product liability event and to health insurance programs; iii) the costs of compliance with governmental regulations relating to hazardous substances; iv) management of discontinued operations exiting activities; and v) foreign currency risk related to discontinued operations. The company cautions readers that actual future results could differ materially from those described in the forward-looking statements. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2006.

Apogee Enterprises, Inc. (www.apog.com), Minneapolis, is a world leader in technologies involving the design and development of value-added glass products, services and systems. The company is organized in three segments: architectural products and services, large-scale optical technologies and automotive replacement glass and services.

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com